UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2009

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2009, Regions Financial Corporation (“Regions”) approved awards of performance-based restricted stock to the non-employee members of the Board of Directors (“Directors”). The awards granted on April 22, 2009 were made under the Regions Financial Corporation 2006 Long Term Incentive Plan and are structured as performance-based restricted stock awards.

The Performance-Based Restricted Stock Award Agreement includes service requirements and in addition include performance-based provisions. The vesting levels depend on the attainment of certain share price targets during the twelve month period commencing on the third anniversary of the date of grant. The restricted stock will vest, if at all, subject to the achievement of the following conditions:

•	1/3 of the grant will vest provided Regions average closing stock price is 125% of the price on the date of grant during any 90 day period between April 22, 2012 and April 22, 2013;

•	1/3 of the grant will vest provided Regions average closing stock price is 133% of the price on the date of grant during any 90 day period between April 22, 2012 and April 22, 2013; and

•	1/3 of the grant will vest provided Regions average closing stock price is 150% of the price on the date of grant during any 90 day period between April 22, 2012 and April 22, 2013.

Using vesting levels tied to share price performance ensures that the awards will vest only to the extent that appreciation in Regions stock value over time exceeds at least 125% of the per share value of award on the grant date. The use of these share price targets generally aligns this element of Directors’ compensation with return to stockholders based on objective measures, as determined by investor perceptions of value expressed through their free market activities.

The form of Performance-Based Restricted Stock Award Agreement is included as Exhibit 10.1 of this Current Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Performance-Based Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: April 22, 2009